FORWARD FUNDS, INC.

                                 (the "Company")

                                 CODE OF ETHICS
                            As Amended April 28, 1998

I.   Legal Requirement.


     Rule 17j-l(a) under the Investment Company Act of 1940 (the "Act") makes it unlawful for any officer or director of the Company (as well as other persons), in connection with the purchase or sale by such person of a security "held or to be acquired" by the Company:

     (1)  To employ any device, scheme or artifice to defraud the Company;

     (2) To make to the Company any untrue statement of a material fact or omit to state to the Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     (3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Company; or

     (4)  To engage in any manipulative practice with respect to the Company.

     A security is "held or to be acquired" if within the most recent 15 days it
(i) is or has been held by a series of the Company (a "Fund"), or (ii) is being or has been considered by a Fund or its investment adviser for purchase by a Fund. A purchase or sale includes the writing of an option to purchase or sell.

II.  Policy of the Company

     It is the policy of the Company that no "access person"(1) shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j- I (a) set forth above.

----------------

1 An "access person" is each director or officer of the Company, and each employee (if any) of the Company who in connection with his regular duties obtains information about the purchase or sale of a security by the Company or whose functions relate to the making of such recommendations, and any person in a control relationship to the Company who obtains information concerning recommendations made to the Company with regard to the purchase or sale of a security; provided, however, that access persons who are affiliated persons of the Company's investment manager, administrator, transfer agent or the Company's principal underwriter (if any) shall not be subject to this Code of Ethics if such persons are subject to another organization's Code of Ethics which Code of Ethics acceptable to the Board of Directors of the Company.

III. Restrictions on Activities.

         1. No access person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reasons of such transaction will have, any direct or indirect beneficial ownership on any day when such person knew or should have known that a Fund was contemplating purchasing or selling, or purchased or sold, such security.

         2. No access person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such action acquires, any direct or indirect beneficial ownership within 2 calendar days after any day when such person knew or should have known that a Fund purchased or sold such security.

         These provisions do not apply to:

        (i) purchases or sales by directors who are not "interested persons" (as defined in the Act); (ii) purchases or sales effected in any account over which the access person has no direct or indirect influence or control;

        (iii) purchase of sales which are non-volitional on the part of the access person;

        (iv) purchases that are part of an automatic dividend reinvestment plan;

        (v) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such right so acquired;

        (vi) purchases or sales within the 2-day period of 100 shares or less of a particular issuer; and

        (vii) purchases and sales of securities issued or guaranteed as to principal or interest by the U.S. government or its agencies or instrumentalities, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies (excluding shares of the Company).

IV.  Pre-Clearance Procedures.

     1. An access person may, directly or indirectly, acquire or dispose of beneficial ownership of a security, other than shares of the Company without pre-clearance approval (as described below) if such security transaction amount is less than $10,000.

     2. With respect to security transactions of $10,000 or greater, an access person may, directly or indirectly, acquire or dispose of beneficial ownership of a security, other than shares of the Company, only if (a) such purchase or sale has been approved in advance by a supervisory person designated by the Company (the "Designated Supervisory Person"), (b) the approved transaction is completed on the same day approval is received, and
     (c) the Designated Supervisory Person has not rescinded such approval prior to execution of the transaction.

     3. A written authorization for a security transaction will be prepared and retained by the Designated Supervisory Person to memorialize the oral authorization that was granted.

     4. Pre-clearance approval under paragraph (1) above will expire at the close of business on the trading day after the date on which oral authorization is received, and the access person is required to renew clearance for the transaction if the trade is not completed before the authority expires.

     These provisions do not apply to trustees who are not "interested persons" of the Company (as defined in the Act).

V.   Procedures.

     A. In order to Provide the Company with information to enable it to determine with reasonable assurance whether the Provisions of Rule 17j-l (a) are being observed by its access persons:

          1. Each access Person of the Company other than a director who is not an "interested person" (as defined in the Act), shall submit reports in the form attached hereto as Exhibit A to the Company's President showing all transactions in "reportable securities" in which the Person has, or by reason Of such transaction acquires, any direct or indirect beneficial ownership. 2Such reports shall be filed not later than 10 days after the end of each calendar quarter but need not show transactions over which such person had no direct or indirect influence or control

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2    You will be treated  as the  "beneficial  Owner" of a  security  under this
     Policy only if two tests are met with respect to a transaction in the security:

     (1) You have or you share voting Power and/or investment Power with respect to the security. (This -is the same test for reporting beneficial ownership of securities for the proxy statements of public companies, and includes among other things, and securities which you have the right to acquire within 60 days.)

     AND

     (2)   You have a direct or indirect pecuniary interest in the security.

           (a)    A  direct  pecuniary   interest  Is  the  opportunity,
                  directly or indirectly, to profit, or to share the profit, from the transaction.

           (b) An indirect pecuniary interest is any nondirect financial interest but is specifically defined in the rules to include securities held by members of your immediate family sharing the same household; securities held by members of partnership of which you are a general partner, securities held by a trust of which you are the settlor if you can revoke the trust, or a beneficiary if you have. or share investment control with the trustee, and equity securities which may be acquired upon exercise of an option or other right, or through conversation.

            Unless both tests are  satisfied, you are not the  beneficial owner.

            For interpretive guidance on either of the two tests, You should consult counsel.

          2. Each director who is not an "interested person" of the Company shall submit the same quarterly report as required under paragraph (a), but only for a transaction , in a reportable security where he knew at the time of the transaction or, in the ordinary course Of fulfilling his Official duties as a director, should have known that during the 15 day period immediately preceding or after the date of the transaction, such security is or was purchased or sold, or considered for purchase or sale, by a Fund. No report is required if the director had no direct or indirect influence or control over the transaction.

     For purposes of subparagraphs (a) and (b) above, a "reportable security" includes all securities, except securities issued or guaranteed by the United States Government and short-term debt securities issued by its agencies or instrumentalities (but including issues with a maturity of more than one year issued by an agency or instrumentality of the United States Government), banker's acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.

     B. The Company's President shall notify each "access person" of the Company who may be required to make reports pursuant to this Code that such person is subject to this reporting requirement and shall deliver a copy of this Code to each such person.

     C.   The Company's President shall report to the Board of Directors:


          1. at the next meeting following the receipt of any report on Exhibit A with respect to each reported transaction in a security which was within 15 days before or after the date of the reported transaction (i) held or acquired by a Fund, or (ii) considered by a Fund for purchase or sale, unless (in either case) (a) the transaction was a reinvestment of dividends pursuant to a plan, or (b) the amount involved in the transaction was less than $10,000 and upon review was determined by the President to have not had any ascertainable impact on transactions by the Company;

          2. with respect to any transaction (whether or not required to be reported to the Board by the operation of subparagraph (a) above) that the President believes may evidence a violation of this Code; and

          3.   (apparent violations of the reporting requirements stated herein.



     D. The Board shall consider reports made to it hereunder and shall determine whether the policies established in paragraphs B, C and D have been violated, and what sanctions, if any, should be imposed.

     E. This Code, a copy of each report by an access person, any written report hereunder by the Company's President, and lists of all persons required to make reports shall be preserved with the Company's records for the period required by Rule 17j-1.

Dated:______________________
                                                  THE BOARD OF DIRECTORS
                                                  Forward Funds, Inc.

                                    EXHIBIT A

                               Forward Funds, Inc.
                                 (the "Company')

                          Securities Transaction Report
                For the Calendar Quarter Ended___________________

To the President:

     During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Company's Code of Ethics:

                                                                                           Broker/
                                No. of                        Nature of                    Dealer or
                               Shares or       Dollar        Transaction                 Bank Through
                Date of        Principal      Amount of       (Purchase,                     Whom
Security      Transaction       Amount       Transaction     Sale, Other)       Price      Effected
--------      -----------       ------       -----------     -----------        -----      --------

     This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date: __________________________         Signature:___________________________